Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 033-50286) of Myers Industries, Inc.,
(2)
Registration Statement (Form S-8 No. 333-228515) pertaining to the Myers Industries, Inc. Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-8 No. 333-255617) pertaining to the Myers Industries, Inc. 2021 Long-Term Incentive Plan,
(4)
Registration Statement (Form S-8 No. 333-279173) pertaining to the 2024 Myers Industries, Inc. Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-8 No. 333-279174) pertaining to the Myers Industries, Inc. 2024 Long-Term Incentive Plan, and
(6)
Registration Statement (Form S-3 No. 333-279187) of Myers Industries, Inc., as amended;

of our reports dated March 6, 2025, with respect to the consolidated financial statements of Myers Industries, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Myers Industries, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Myers Industries, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Akron, Ohio

March 6, 2025